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                                                                  Exhibit (a)(4)

                               FORWARD FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  Forward Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:   Under a power contained in Article V, Section 4 of
the charter of the Corporation (the "Charter") and pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by resolutions duly adopted, reclassified (a) 50,000,000 shares of The Forward Hoover Small Cap Equity Fund (Investor Class) as shares of The Forward Hoover Small Cap Equity Fund (Institutional Class) and
(b) 200,000,000 authorized but unissued shares of The Forward Uniplan Real Estate Investment Fund (Investor Class) as shares of Common Stock, without further designation, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, and terms and conditions of redemption as set forth in Article V of the Charter with respect to shares of the Corporation's Common Stock.

                  SECOND: Under a power contained in Article V, Section 5.10(b) of the Charter and pursuant to Section 2-310.1(b) of the MGCL, the Corporation has redeemed 200,000,000 shares of The Global Fund and 200,000,000 shares of The Global Bond Fund (Class A), which shares, under the Charter, have the status of authorized but unissued shares of Common Stock, without further designation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, and terms and conditions of redemption as set forth in Article V of the Charter with respect to shares of the Corporation's Common Stock.

                  THIRD:   The shares reclassified as set forth in Article First
of these Articles Supplementary have been reclassified by the Board of Directors of the Corporation under the authority contained in Article V, Section 4 of the Charter.

                  FOURTH: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue up to 1,400,000,000 shares of Common Stock, par value $0.001 per share, having an aggregate par value of $1,400,000. These shares are classified as follows:

                                                                                 Authorized Shares
                       Name of Portfolio                                           (in Millions)
The Forward Uniplan Real Estate Investment Fund (Investor Class)                        200
The Forward Garzarelli U.S. Equity Fund (Investor Class)                                200
The Forward Hansberger International Growth Fund (Investor Class)                       200
The Forward Hoover Small Cap Equity Fund (Investor Class)                               150
The Forward Hoover Small Cap Equity Fund (InstitutionalClass)                            50
Common Stock, without further designation                                               600

                  FIFTH:   These Articles Supplementary have been approved by
the Board of Directors in the manner and by the vote required by law.

                  SIXTH:   The undersigned President of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on October 8, 2002.

ATTEST:                                         FORWARD FUNDS, INC.

/s/ Linda J. Hoard                              By:  /s/ Alan Reid
--------------------------------                     --------------------------
Linda J. Hoard                                       J. Alan Reid, Jr.
Secretary                                            President